EXHIBIT 99.1

NEWS RELEASE

HP Reports Fourth Quarter 2010 Results

—	Fourth quarter net revenue of $33.3 billion, up $2.5 billion or 8% from a year earlier

—	Fourth quarter non-GAAP operating profit up 10% to $4.0 billion led by gross margin improvement; GAAP operating profit up 5% to $3.3 billion

—	Fiscal 2010 net revenue of $126 billion, up 10% or $11.5 billion, with non-GAAP diluted earnings per share up 19% and GAAP diluted earnings per share up 18% from the preceding year

—	Broad-based year-over-year growth in the commercial segment driven by ESS growth of 25% and growth in commercial PC Clients and Printers of 20% and 22%, respectively, in the fourth quarter

—	Delivered 50% organic growth in HP Networking, with 3Com revenue ahead of plan

—	Raising full-year earnings per share outlook

PALO ALTO, Calif., Nov. 22, 2010 – HP today announced financial results for its fourth fiscal quarter ended October 31, 2010, with net revenue of $33.3 billion, up 8% from the prior-year period including a slight negative currency impact of about one percentage point.

In the fourth quarter, GAAP diluted earnings per share (EPS) was $1.10, up 11% from $0.99 in the prior-year period. Non-GAAP diluted EPS was $1.33, up 17% from $1.14 in the prior-year period. Non-GAAP financial information excludes after-tax costs of approximately $0.23 per share and $0.15 per share in the fourth quarter of fiscal 2010 and 2009, respectively, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

“HP proved once again that it is able to execute given its market strengths and technology leadership,” said Léo Apotheker, HP president and chief executive officer. “I have seen firsthand that we have talented people who are focused on delivering value for our customers. Our market opportunity is vast, and I am confident that we will extend our leadership into the future.”

Editorial Contacts

Mylene Mangalindan, HP
+1 650 236 0005
corpmediarelations@hp.com

Gina Tyler, HP
+1 650 857 7582
corpmediarelations@hp.com

HP Investor Relations
+1 650 857 2246
investor.relations@hp.com
HP Media Hotline
+1 866 266 7272
pr@hp.com
www.hp.com/go/newsroom
	Q4 FY10	Q4 FY09	Y/Y	FY10	FY09	Y/Y
Net revenue ($B)	$ 33.3	$ 30.8	8%	$ 126.0	$ 114.6	10%
GAAP operating margin	9.9%	10.2%	(0.3 pts)	9.1%	8.8%	0.3 pts
GAAP net earnings ($B)	$ 2.5	$ 2.4	5%	$ 8.8	$ 7.7	14%
GAAP diluted EPS	$ 1.10	$ 0.99	11%	$ 3.69	$ 3.14	18%
Non-GAAP operating margin	12.0%	11.8%	0.2 pts	11.4%	11.0%	0.4 pts
Non-GAAP net earnings ($B)	$ 3.1	$ 2.8	11%	$ 10.9	$ 9.4	16%
Non-GAAP diluted EPS	$ 1.33	$ 1.14	17%	$ 4.58	$ 3.85	19%

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com
“HP continued to execute in the fourth quarter, delivering growth, expanding margins and increasing earnings per share double digits,” said Cathie Lesjak, HP executive vice president and chief financial officer. “We continue to invest in the business, in sales and in R&D, while driving further efficiencies.”

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below. Unless otherwise noted, all growth rates included in the narrative below reflect year-over-year comparisons.

Full Year Fiscal 2010
Net revenue for the full fiscal year 2010 was $126.0 billion, up 10% compared with the prior-year or up 8% when adjusted for the effects of currency.  GAAP operating profit was $11.5 billion, and GAAP diluted EPS was $3.69, up from $3.14 in the prior year.  Non-GAAP operating profit was $14.4 billion, and non-GAAP diluted EPS was $4.58, up from $3.85 in the prior-year.  Non-GAAP financial information excludes $2.1 billion of adjustments on an after-tax basis, or $0.89 per diluted share, related to the amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

Fourth Quarter Fiscal 2010
Fourth quarter revenue was up 10% in the Americas to $15.1 billion. Revenue was up 6% in Europe, the Middle East and Africa and up 8% in Asia Pacific to $12.4 billion and $5.8 billion, respectively. When adjusted for the effects of currency, revenue was up 9% in the Americas, up 11% in Europe, the Middle East and Africa and up 3% in Asia Pacific. Revenue from outside of the United States in the fourth quarter accounted for 64% of total HP revenue, with revenue in the BRIC countries (Brazil, Russia, India and China) increasing 12% while accounting for 10% of total HP revenue.

Services
Services revenue increased 0.4% to $9.0 billion in the fourth quarter. Revenue in each of Infrastructure Technology Outsourcing, Application Services and Technology Services grew roughly 1%. Business Process Outsourcing revenue was down 11%, including a 7% negative impact due to the divestiture of ExcellerateHRO, LLP (EHRO).  Operating profit was $1.5 billion, or 16.7% of revenue, up from $1.4 billion, or 16.2% of revenue, in the prior-year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported total revenue of $5.3 billion in the fourth quarter, up 25%. Industry Standard Server revenue increased 32%, while Storage revenue increased 14% and Business Critical Systems revenue grew 10%. ESS blade revenue was up 51%. Operating profit was $730 million, or 13.9% of revenue, up from $481 million, or 11.4% of revenue, in the prior-year period.

HP Software
HP Software revenue increased roughly 1% to $974 million in the fourth quarter. Business Technology Optimization revenue increased 4%, and Other Software revenue decreased 6%. Operating profit was $247 million, or 25.4% of revenue, up from $234 million, or 24.2% of revenue, in the prior-year period.

Personal Systems Group
Personal Systems Group (PSG) revenue increased 4% to $10.3 billion in the fourth quarter.  HP maintained the leading market share position in PCs worldwide with a 2% increase in unit shipments.  Notebook revenue for the quarter was down 3% from the prior year period, while Desktop revenue increased 13%. Commercial client revenue was up 20%, while Consumer client revenue declined 10%. Operating profit improved to $568 million, or 5.5% of revenue, up from $460 million, or 4.7% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue increased 8% to $7.0 billion in the fourth quarter. Supplies revenue was up 6%, while Commercial hardware revenue and Consumer hardware revenue were up 22% and down 2%, respectively. Printer unit shipments increased 14%, with Commercial printer hardware units up 43% and Consumer printer hardware units up 7%. Operating profit was $1.2 billion, or 17.4% of revenue, versus $1.2 billion, or 18.1% of revenue, in the prior-year period.

Corporate Investments
HP Networking revenue increased 227% overall in the fourth quarter including the impact of the 3Com acquisition, which was completed last April. ProCurve revenue grew 50% over the prior-year period.

HP Financial Services
HP Financial Services (HPFS) revenue increased 11% to $809 million in the fourth quarter. Financing volume increased 11%, and net portfolio assets increased 14%. Operating profit was $73 million, up from $66 million in the prior-year period.

Asset management
HP generated $3.2 billion in cash flow from operations for the fourth quarter. Inventory ended the quarter at $6.5 billion, with days of inventory flat year over year at 23 days. Accounts receivable of $18.5 billion was up 2 days year over year. Accounts payable ended the quarter at $14.4 billion, down 5 days from the prior-year period. HP’s dividend payment of $0.08 per share in the fourth quarter resulted in cash usage of $181 million. HP also utilized $4.0 billion of cash during the quarter to repurchase approximately 96 million shares of common stock in the open market. HP exited the quarter with $11.0 billion in gross cash.

Outlook
For the first quarter of fiscal 2011, HP estimates revenue of approximately $32.8 billion to $33.0 billion, GAAP diluted EPS in the range of $1.06 to $1.08, and non-GAAP diluted EPS in the range of $1.28 to $1.30. First quarter fiscal 2011 GAAP and non-GAAP diluted EPS estimates include a one-time gain of approximately $0.04 per share primarily related to the disposition of real estate.

First quarter fiscal 2011 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.22 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

HP expects full year fiscal 2011 revenue in the range $132 billion to $133.5 billion, GAAP diluted EPS in the range of $4.42 to $4.52, and non-GAAP diluted EPS in the range of $5.16 to $5.26. GAAP and non-GAAP diluted EPS includes a one-time gain of approximately $0.04 per share primarily related to the disposition of real estate.

Full year fiscal 2011 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.74 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q4 FY10 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2010q4webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates, the impact of acquisitions or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the impact of macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-K for the fiscal year ended October 31, 2010. In particular, determining HP’s actual tax balances and provisions as of October 31, 2010 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2010 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice.
HP shall not be liable for technical or editorial errors or omissions contained herein.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2010	July 31, 2010	October 31, 2009

Net revenue	$33,278	$30,729	$30,777

Costs and expenses(a):
Cost of sales	25,024	23,402	23,475
Research and development	814	742	704
Selling, general and administrative	3,435	3,154	2,966
Amortization of purchased intangible assets	424	383	401
Restructuring charges	235	598	38
Acquisition-related charges	51	127	60
Total costs and expenses	29,983	28,406	27,644

Earnings from operations	3,295	2,323	3,133

Interest and other, net	(81)	(134)	(132)

Earnings before taxes	3,214	2,189	3,001

Provision for taxes(b)	676	416	589

Net earnings	$2,538	$1,773	$2,412

Net earnings per share:
Basic	$1.13	$0.76	$1.02
Diluted	$1.10	$0.75	$0.99

Cash dividends declared per share	$-	$0.16	$-

Weighted-average shares used to compute net earnings per share:
Basic	2,249	2,322	2,366
Diluted	2,297	2,376	2,433

(a) Stock-based compensation expense was as follows:
Cost of sales	$31	$43	$37
Research and development	14	11	10
Selling, general and administrative	77	111	86
Acquisition-related charges	-	1	1
Total costs and expenses	$122	$166	$134

(b) Tax benefit from stock-based compensation	$(39)	$(54)	$(41)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(In millions except per share amounts)

	Twelve months ended
	October 31,
	2010	2009
	(unaudited)

Net revenue	$126,033	$114,552

Costs and expenses(a):
Cost of sales	96,089	87,524
Research and development	2,959	2,819
Selling, general and administrative	12,585	11,613
Amortization of purchased intangible assets	1,484	1,578
Restructuring charges	1,144	640
Acquisition-related charges	293	242
Total costs and expenses	114,554	104,416

Earnings from operations	11,479	10,136

Interest and other, net	(505)	(721)

Earnings before taxes	10,974	9,415

Provision for taxes(b)	2,213	1,755

Net earnings	$8,761	$7,660

Net earnings per share:
Basic	$3.78	$3.21
Diluted	$3.69	$3.14

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,319	2,388
Diluted	2,372	2,437

(a) Stock-based compensation expense was as follows:
Cost of sales	$169	$178
Research and development	55	57
Selling, general and administrative	443	374
Acquisition-related charges	2	26
Total costs and expenses	$669	$635

(b) Tax benefit from stock-based compensation	$(215)	$(199)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended October 31, 2010	Diluted earnings per share	Three months ended July 31, 2010	Diluted earnings per share	Three months ended October 31, 2009	Diluted earnings per share

GAAP net earnings	$2,538	$1.10	$1,773	$0.75	$2,412	$0.99

Non-GAAP adjustments:
Amortization of purchased intangible assets	424	0.19	383	0.16	401	0.16
Restructuring charges	235	0.10	598	0.25	38	0.02
Acquisition-related charges	51	0.02	127	0.05	60	0.03
Adjustments for taxes	(184)	(0.08)	(306)	(0.13)	(147)	(0.06)
Non-GAAP net earnings	$3,064	$1.33	$2,575	$1.08	$2,764	$1.14

GAAP earnings from operations	$3,295		$2,323		$3,133

Non-GAAP adjustments:
Amortization of purchased intangible assets	424		383		401
Restructuring charges	235		598		38
Acquisition-related charges	51		127		60

Non-GAAP earnings from operations	$4,005		$3,431		$3,632

GAAP operating margin	10%		8%		10%
Non-GAAP adjustments	2%		3%		2%

Non-GAAP operating margin	12%		11%		12%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended October 31, 2010	Diluted earnings per share	Twelve months ended October 31, 2009	Diluted earnings per share

GAAP net earnings	$8,761	$3.69	$7,660	$3.14

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,484	0.63	1,578	0.65
Restructuring charges	1,144	0.48	640	0.26
Acquisition-related charges	293	0.12	242	0.10
Adjustments for taxes	(816)	(0.34)	(727)	(0.30)
Non-GAAP net earnings	$10,866	$4.58	$9,393	$3.85

GAAP earnings from operations	$11,479		$10,136

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,484		1,578
Restructuring charges	1,144		640
Acquisition-related charges	293		242

Non-GAAP earnings from operations	$14,400		$12,596

GAAP operating margin	9%		9%
Non-GAAP adjustments	2%		2%

Non-GAAP operating margin	11%		11%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	October 31, 2010	October 31, 2009
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$10,929	$13,279
Short-term investments	5	55
Accounts receivable	18,481	16,537
Financing receivables	2,986	2,675
Inventory	6,466	6,128
Other current assets	15,317	13,865

Total current assets	54,184	52,539

Property, plant and equipment	11,763	11,262

Long-term financing receivables and other assets	12,225	11,289

Goodwill and purchased intangible assets	46,331	39,709

Total assets	$124,503	$114,799

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$7,046	$1,850
Accounts payable	14,365	14,809
Employee compensation and benefits	4,256	4,071
Taxes on earnings	802	910
Deferred revenue	6,727	6,182
Other accrued liabilities	16,207	15,181

Total current liabilities	49,403	43,003

Long-term debt	15,258	13,980
Other liabilities	19,061	17,052	(a)

Stockholders' equity
HP stockholders' equity	40,449	40,517
Noncontrolling interests	332	247	(a)

Total stockholders' equity	40,781	40,764

Total liabilities and stockholders' equity	$124,503	$114,799

(a) Reflects the adoption of the accounting standard related to the presentation of noncontrolling interests in consolidated financial statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended October 31, 2010	Twelve months ended October 31, 2010

Cash flows from operating activities:
Net earnings	$2,538	$8,761
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,264	4,820
Stock-based compensation expense	121	668
Provision for bad debt and inventory	96	345
Restructuring charges	235	1,144
Deferred taxes on earnings	388	197
Excess tax benefit from stock-based compensation	(11)	(294)
Other, net	(24)	169

Changes in assets and liabilities:
Accounts and financing receivables	(3,243)	(2,398)
Inventory	711	(270)
Accounts payable	(570)	(698)
Taxes on earnings	82	723
Restructuring	(281)	(1,334)
Other assets and liabilities	1,845	89
Net cash provided by operating activities	3,151	11,922

Cash flows from investing activities:
Investment in property, plant and equipment	(1,232)	(4,133)
Proceeds from sale of property, plant and equipment	249	602
Purchases of available-for-sale securities and other investments	(1)	(51)
Maturities and sales of available-for-sale securities and other investments	3	200
Payments made in connection with business acquisition, net	(4,085)	(8,102)
Proceeds from business divestiture, net	-	125
Net cash used in investing activities	(5,066)	(11,359)

Cash flows from financing activities:
(Repayment) issuance of commercial paper and notes payable, net	(837)	4,156
Issuance of debt	3,035	3,156
Payment of debt	(49)	(1,323)
Issuance of common stock under employee stock plans	110	2,617
Repurchase of common stock	(3,963)	(11,042)
Excess tax benefit from stock-based compensation	11	294
Dividends	(181)	(771)
Net cash used in financing activities	(1,874)	(2,913)

Decrease in cash and cash equivalents	(3,789)	(2,350)
Cash and cash equivalents at beginning of period	14,718	13,279
Cash and cash equivalents at end of period	$10,929	$10,929

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31, 2010	July 31, 2010	October 31, 2009

Net revenue:

Services	$8,963	$8,609	$8,926
Enterprise Storage and Servers	5,269	4,449	4,218
HP Software	974	863	967
HP Enterprise Business	15,206	13,921	14,111
Personal Systems Group	10,283	9,918	9,862
Imaging and Printing Group	6,995	6,167	6,454
HP Financial Services	809	764	726
Corporate Investments	705	607	191
Total Segments	33,998	31,377	31,344
Eliminations of intersegment net revenue and other	(720)	(648)	(567)

Total HP Consolidated	$33,278	$30,729	$30,777

Earnings from operations:

Services	$1,497	$1,366	$1,444
Enterprise Storage and Servers	730	549	481
HP Software	247	183	234
HP Enterprise Business	2,474	2,098	2,159
Personal Systems Group	568	469	460
Imaging and Printing Group	1,220	1,040	1,171
HP Financial Services	73	72	66
Corporate Investments	18	83	(8)
Total Segments	4,353	3,762	3,848

Corporate and unallocated costs and eliminations	(239)	(175)	(100)
Unallocated costs related to stock-based compensation expense	(109)	(156)	(116)
Amortization of purchased intangible assets	(424)	(383)	(401)
Restructuring charges	(235)	(598)	(38)
Acquisition-related charges	(51)	(127)	(60)
Interest and other, net	(81)	(134)	(132)

Total HP Consolidated Earnings Before Taxes
	$3,214	$2,189	$3,001

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Twelve months ended
	October 31,
	2010	2009

Net revenue:

Services	$34,935	$34,693
Enterprise Storage and Servers	18,651	15,359
HP Software	3,586	3,572
HP Enterprise Business	57,172	53,624
Personal Systems Group	40,741	35,305
Imaging and Printing Group	25,764	24,011
HP Financial Services	3,047	2,673
Corporate Investments	1,863	768
Total Segments	128,587	116,381
Eliminations of intersegment net revenue and other	(2,554)	(1,829)

Total HP Consolidated	$126,033	$114,552

Earnings from operations:

Services	$5,609	$5,044
Enterprise Storage and Servers	2,402	1,518
HP Software	759	684
HP Enterprise Business	8,770	7,246
Personal Systems Group	2,032	1,661
Imaging and Printing Group	4,412	4,310
HP Financial Services	281	206
Corporate Investments	132	(56)
Total Segments	15,627	13,367

Corporate and unallocated costs and eliminations	(614)	(219)
Unallocated costs related to stock-based compensation expense	(613)	(552)
Amortization of purchased intangible assets	(1,484)	(1,578)
Restructuring charges	(1,144)	(640)
Acquisition-related charges	(293)	(242)
Interest and other, net	(505)	(721)

Total HP Consolidated Earnings Before Taxes	$10,974	$9,415

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31, 2010	July 31, 2010	October 31, 2009(a)

Net revenue:

Infrastructure Technology Outsourcing	$4,095	$3,937	$4,043
Technology Services	2,489	2,366	2,459
Application Services	1,601	1,501	1,579
Business Process Outsourcing	695	727	785
Other	83	78	60
Services(a)	8,963	8,609	8,926
Industry Standard Servers	3,530	3,042	2,669
Storage	1,044	904	918
Business Critical Systems	695	503	631
Enterprise Storage and Servers	5,269	4,449	4,218
Business Technology Optimization	684	581	660
Other Software	290	282	307
HP Software	974	863	967
HP Enterprise Business	15,206	13,921	14,111
Notebooks	5,609	5,298	5,794
Desktops	3,920	3,930	3,481
Workstations	529	459	342
Handhelds	20	18	36
Other	205	213	209
Personal Systems Group	10,283	9,918	9,862
Supplies	4,707	4,130	4,430
Commercial Hardware	1,541	1,389	1,261
Consumer Hardware	747	648	763
Imaging and Printing Group	6,995	6,167	6,454
HP Financial Services	809	764	726
Corporate Investments	705	607	191
Total Segments	33,998	31,377	31,344
Eliminations of intersegment net revenue and other	(720)	(648)	(567)

Total HP Consolidated	$33,278	$30,729	$30,777

(a)  Certain fiscal 2010 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2009, the reclassifications resulted in the transfer of revenue among the business units within the Services segment only. There was no impact to the previously reported segment financial results.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Twelve months ended
	October 31,
	2010	2009(a)

Net revenue:

Infrastructure Technology Outsourcing	$15,963	$15,554
Technology Services	9,681	9,719
Application Services	6,123	6,194
Business Process Outsourcing	2,872	2,977
Other	296	249
Services(a)	34,935	34,693
Industry Standard Servers	12,574	9,296
Storage	3,785	3,473
Business Critical Systems	2,292	2,590
Enterprise Storage and Servers	18,651	15,359
Business Technology Optimization	2,440	2,385
Other Software	1,146	1,187
HP Software	3,586	3,572
HP Enterprise Business	57,172	53,624
Notebooks	22,545	20,210
Desktops	15,478	12,864
Workstations	1,786	1,261
Handhelds	87	172
Other	845	798
Personal Systems Group	40,741	35,305
Supplies	17,249	16,532
Commercial Hardware	5,569	4,778
Consumer Hardware	2,946	2,701
Imaging and Printing Group	25,764	24,011
HP Financial Services	3,047	2,673
Corporate Investments	1,863	768
Total Segments	128,587	116,381
Eliminations of intersegment net revenue and other	(2,554)	(1,829)

Total HP Consolidated	$126,033	$114,552

(a)  Certain fiscal 2010 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2009, the reclassifications resulted in the transfer of revenue among the business units within the Services segment only. There was no impact to the previously reported segment financial results.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2010	July 31, 2010	October 31, 2009

Numerator:

Net earnings	$2,538	$1,773	$2,412

Denominator:
Weighted-average shares used to compute basic EPS	2,249	2,322	2,366
Dilutive effect of employee stock plans	48	54	67
Weighted-average shares used to compute diluted EPS	2,297	2,376	2,433

Net earnings per share:
Basic(a)	$1.13	$0.76	$1.02
Diluted(b)	$1.10	$0.75	$0.99

(a) Basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(In millions except per share amounts)

	Twelve months ended
	October 31,
	2010	2009
	(unaudited)

Numerator:
Net earnings	$8,761	$7,660

Denominator:
Weighted-average shares used to compute basic EPS	2,319	2,388
Dilutive effect of employee stock plans	53	49
Weighted-average shares used to compute diluted EPS	2,372	2,437

Net earnings per share:
Basic(a)	$3.78	$3.21
Diluted(b)	$3.69	$3.14

(a) Basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2010	July 31, 2010	October 31, 2009

Numerator:
Non-GAAP net earnings	$3,064	$2,575	$2,764

Denominator:
Weighted-average shares used to compute basic EPS	2,249	2,322	2,366
Dilutive effect of employee stock plans	48	54	67
Weighted-average shares used to compute diluted EPS	2,297	2,376	2,433

Non-GAAP net earnings per share:
Basic(a)	$1.36	$1.11	$1.17
Diluted(b)	$1.33	$1.08	$1.14

(a) Basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted non-GAAP earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended
	October 31,
	2010	2009

Numerator:
Non-GAAP net earnings	$10,866	$9,393

Denominator:
Weighted-average shares used to compute basic EPS	2,319	2,388
Dilutive effect of employee stock plans	53	49
Weighted-average shares used to compute diluted EPS	2,372	2,437

Non-GAAP net earnings per share:
Basic(a)	$4.69	$3.93
Diluted(b)	$4.58	$3.85

(a) Basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted non-GAAP earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, and acquisition-related charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

●
Restructuring charges consist of costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits, and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

●
Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles.  HP also incurs charges relating to the amortization of amounts assigned to intangible assets to be used in research and development projects.  All of those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Such charges are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

●
HP incurs costs related to its acquisitions, most of which are treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

●
Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

●
Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

●	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

●
Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.